                                                                    EXHIBIT 12.1

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
FREMONT GENERAL CORPORATION
THOUSANDS OF DOLLARS, EXCEPT RATIOS


                                                        YEAR ENDED DECEMBER 31,                        NINE MONTHS ENDED
                                       ---------------------------------------------------------     ---------------------
                                        1990        1991        1992         1993         1994         1994         1995
                                       -------     -------     -------     --------     --------     --------     --------
COMPUTATION OF FIXED CHARGES:
Rental expense.......................  $ 9,897     $11,798     $ 9,705     $  8,926     $  9,115     $  6,613     $  8,065
Assumed Interest.....................       33%         33%         33%          33%          33%          33%          33%
                                       -------     -------     -------     --------     --------     --------     --------
         Rental interest.............    3,266       3,893       3,203        2,946        3,008        2,182        2,661
Interest expense.....................   34,923      38,135      43,760       44,378       59,276       39,941       72,757
Amortization of debt expense.........      146         183         288          736          923          601        1,104
                                       -------     -------     -------     --------     --------     --------     --------
         FIXED CHARGES...............  $38,335     $42,211     $47,251     $ 48,060     $ 63,207     $ 42,724     $ 76,522
                                       =======     =======     =======     ========     ========     ========     ========
COMPUTATION OF EARNINGS:
Income before taxes, discontinued
  operations extraordinary items and
  cumulative effect of
  accounting change..................  $39,005     $41,009     $48,581     $ 64,348     $ 81,571     $ 61,324     $ 72,850
Rental interest......................    3,266       3,893       3,203        2,946        3,008        2,182        2,661
Interest expense.....................   34,923      38,135      43,760       44,378       59,276       39,941       72,757
Amortization of debt expense.........      146         183         288          736          923          601        1,104
                                       -------     -------     -------     --------     --------     --------     --------
                                       $77,340     $83,220     $95,832     $112,408     $144,778     $104,048     $149,372
                                       =======     =======     =======     ========     ========     ========     ========
COMPUTATION OF RATIO:
Earnings.............................   77,340      83,220      95,832      112,408      144,778      104,048      149,372
Fixed charges........................   38,335      42,211      47,251       48,060       63,207       42,724       76,522
    Ratio............................     2.02        1.97        2.03         2.34         2.29         2.44         1.95
                                       =======     =======     =======     ========     ========     ========     ========

EXCLUDING THRIFT AND LOAN INTEREST EXPENSE

COMPUTATION OF FIXED CHARGES:
Rental expense.......................  $ 9,897     $11,798     $ 9,705     $  8,926     $  9,115     $  6,613     $  8,065
Assumed interest.....................       33%         33%         33%          33%          33%          33%          33%
                                       -------    --------    --------     --------     --------     --------     --------
         Rental interest.............    3,266       3,893       3,203        2,946        3,008        2,182        2,661
Interest expense.....................   34,923      38,135      43,760       44,378       59,276       39,941       72,757
Less: Thrift and loan interest
  expense............................  (14,948)    (18,433)    (18,731)     (20,576)     (28,277)     (18,089)     (35,715)
                                       -------     -------    --------     --------     --------     --------     --------
  Adjusted interest expense..........   19,975      19,702      25,029       23,802       30,999       21,852       37,042
Amortization of debt expense.........      146         183         288          736          923          601        1,104
                                       -------     -------     -------     --------     --------     --------     --------
         FIXED CHARGES...............  $23,387     $23,778     $28,520     $ 27,484     $ 34,930     $ 24,635     $ 40,807
                                       =======     =======     =======     ========     ========     ========     ========
COMPUTATION OF EARNINGS:
Income before taxes, discontinued
  operations, extraordinary items and
  cumulative effect of
  accounting change..................  $39,005     $41,009     $48,581     $ 64,348     $ 81,571     $ 61,324     $ 72,850
Rental interest......................    3,266       3,893       3,203        2,946        3,008        2,182        2,661
Interest expense.....................   19,975      19,702      25,029       23,802       30,999       21,852       37,042
Amortization of debt expense.........      146         183         288          736          923          601        1,104
                                       -------     -------     -------     --------     --------     --------     --------
                                       $62,392     $64,787     $77,101     $ 91,832     $116,501     $ 85,959     $113,657
                                       =======     =======     =======     ========     ========     ========     ========
COMPUTATION OF RATIO:
Earnings.............................   62,392      64,787      77,101       91,832      116,501       85,959      113,657
Fixed charges........................   23,387      23,778      28,520       27,484       34,930       24,635       40,807
         Ratio.......................     2.67        2.72        2.70         3.34         3.34         3.49         2.79
                                       =======     =======     =======     ========     ========     ========     ========